Exhibit 10.1

Limited Waiver and

First Amendment to

Loan Agreement

Borrowers:Xtera Communications, Inc.

Azea Networks, Inc.

Neovus, Inc.

Xtera Asia Holdings, LLC

Date:October 30, 2015

THIS LIMITED WAIVER AND FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into between Pacific Western Bank (“Lender”) and, jointly and severally, the borrowers named above (collectively, “Borrower”).

The parties hereto agree to amend the Loan and Security Agreement between Borrower and Lender (as successor in interest by merger to Square 1 Bank), dated January 16, 2015 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof, unless otherwise indicated below.  Initially capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

The parties hereto agree to amend the Loan and Security Agreement between Borrower and Lender (as successor in interest by merger to Square 1 Bank) and Borrower, dated January 16, 2015 (as amended, the “Loan Agreement”), and Lender agrees to waive certain Events of Default thereunder, as follows, effective as of the date hereof, unless otherwise indicated below, subject to the terms and conditions set forth below.  Initially capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.

1.Limited Waiver.  Lender hereby waives Borrower’s failure to comply with Section 5.5(viii) of the Loan Agreement as of September 30, 2015, as evidenced by Borrower’s having entering into capitalized lease(s) in an aggregate amount exceeding $250,000 and thereby incurring Indebtedness which is not Permitted Indebtedness, as defined in Section 8 of the Loan Agreement.

No waiver of any covenant set forth herein shall, in any instance, constitute any of the following: (i) a waiver of Borrower’s obligation to meet said covenant(s) at any other date; (ii) a waiver of any other term or provision of any of the Loan Documents; or (iii) an agreement to waive in the future the above-referenced covenant(s) or any other term or provision of any of the Loan Documents.

2.Increase Limit on Capitalized Leases and Purchase Money Indebtedness.  In the definition of “Permitted Indebtedness” in Section 8 of the Loan Agreement, subsection (vi), which currently reads:

   Pacific Western BankFirst Amendment to Loan Agreement

“(vi) capitalized leases and purchase money Indebtedness secured by Permitted Liens in an aggregate amount not exceeding $250,000 at any time outstanding, provided the amount of such capitalized leases and purchase money Indebtedness do not exceed, at the time they were incurred, the lesser of the cost or fair market value of the property so leased or financed with such Indebtedness.”

is hereby amended to read:

“(vi) capitalized leases and purchase money Indebtedness secured by Permitted Liens in an aggregate amount not exceeding $400,000 at any time outstanding, provided the amount of such capitalized leases and purchase money Indebtedness do not exceed, at the time they were incurred, the lesser of the cost or fair market value of the property so leased or financed with such Indebtedness.”

3.Fee. In consideration for Lender entering into this Amendment, Borrower shall concurrently pay Lender a fee in the amount of $1,000, which shall be non-refundable and in addition to all interest and other fees payable to Lender under the Loan Documents. Lender is authorized to charge said fee to Borrower’s loan account or any of Borrower’s deposit accounts with Lender.

4.Representations True. Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

5.No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Lender, except as set forth in Section 1 above.

6.General Release. In consideration for Lender entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Lender against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lender’s choice and costs, which Lender may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.

7.General Provisions.  Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents.

   Pacific Western BankFirst Amendment to Loan Agreement

This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Lender and Borrower, and all other written documents and agreements between Lender and Borrower, set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.  Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Lender and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.  Without limiting the generality of the foregoing, the provisions of all subsections of Section 9 of the Loan Agreement (titled “General Provisions”), including without limitation all provisions relating to governing law, venue, jurisdiction, dispute resolution, and the waiver of the right to a jury trial, shall apply equally to this Amendment, and the same are incorporated herein by this reference.

[Signatures on Next Page]

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   Pacific Western BankFirst Amendment to Loan Agreement

Borrower:

XTERA COMMUNICATIONS, INC.

By	/s/ Jack Owen
Title	Secretary

Borrower:

AZEA NETWORKS, INC.

By	/s/ Jack Owen
Title	Secretary

Borrower:

NEOVUS, INC.

By	/s/ Jack Owen
Title	Secretary

Borrower:

XTERA ASIA HOLDINGS, LLC

By	/s/ Jack Owen
Title	Secretary

Lender:

SQUARE 1 BANK

By	/s/ Pacific Western Bank
Title	Vice President

[Signature Page – First Amendment to Loan Agreement]